UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2019 (March 18, 2020)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 18, 2020 Allied Corp. accepted the resignation of David Weinkauf as a director and the resignation of Anthony Zelen as a director of the Company. In the resignations, David Weinkauf and Anthony Zelen cited that they each would have preferred that certain actions of the other board members were performed differently and therefore determined to resign, Calum Hughes, CEO, has expressed appreciation for both of their contributions to the development of the Company on behalf of the Board of Directors and management team.

Mr. Weinkauf and Mr. Zelen have been provided with a copy of the disclosures contained in this Report on Form 8-K, and have been given an opportunity to review and agree to such disclosures, and have advised that they have no objections.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: March 23, 2020	By:	/s/ Calum Hughes
Calum Hughes
Chief Executive Officer

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